      As filed with the Securities and Exchange Commission on June 30, 1998
                                                      Registration No. 333-51123

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         Post-Effective Amendment No. 1
                                       on
                                    Form S-8
                                       to
                                    Form S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)

                          ___________________________



                 Indiana                                     35-1468632
        ------------------------                             -------------------
        (State of Incorporation)                             (I.R.S. Employer
                                                             Identification No.)
      11825 N. Pennsylvania Street
             Carmel, Indiana                                    46032
----------------------------------------                     -----------
(Address of Principal Executive Offices)                      (Zip Code)

              Green Tree Acceptance Employee 1987 Stock Option Plan
  Green Tree Financial Corporation Restated 1992 Supplemental Stock Option Plan
       Green Tree Financial Corporation 1995 Employee Stock Incentive Plan
           Green Tree Financial Corporation 1997 Chief Executive Plan
         Green Tree Financial Corporation 1998 Company Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

                                  John J. Sabl
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                                 (317) 817-6092
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service)



This Post-Effective Amendment covers shares of the Registrant's Common Stock, no par value per share, originally registered on the Registration Statement on Form S-4 (No. 333-51123) to which this is an amendment. The registration fees in respect of such Common Stock were paid at the time of the original filing of the Registration Statement on Form S-4 relating to such Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.     Incorporation of Documents by Reference.

         The documents listed below are hereby incorporated by reference into this Registration Statement:

         1. Annual Report on Form 10-K of Conseco, Inc. (the "Company" or the "Registrant") for the year ended December 31, 1997.


         2. Quarterly Report on Form 10 -Q filed by the Company for the quarterly period ended March 31, 1998.

         3. Current Reports on Form 8-K dated February 4, 1998, April 6, 1998, June 3, 1998, and June 4, 1998.

         4. The description of the Company's common stock, no par value (the "Common Stock"), contained in its Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

         All documents filed subsequent to the foregoing by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by John J. Sabl, Esq., Executive Vice President, General Counsel and Secretary of the Company. Mr. Sabl holds options to purchase 450,000 shares of Common Stock and owns 75,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors from liability for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and bylaws.

         The Amended and Restated Bylaws of Registrant (the "Bylaws") provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of the Registrant, if (a) such person is wholly successful with respect to such action, suit or proceeding or (b) if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of the Registrant or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding and amounts paid in settlement. If such person was not wholly successful, the determination of entitlement to indemnification shall be made by one of the following methods, such method to be selected by the Board of
Directors: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and have not been parties to the claim; (b) by the majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors who are not and have not been parties to the claim; and (c) by special legal counsel. The Bylaws also provide that the Registrant shall advance to a director or officer the expenses incurred by such individual. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement or otherwise.

Item 7.  Exemption from Registration Claimed.

                                 Not Applicable

Item 8.  Exhibits.

         See the Exhibit Index immediately following the signature pages to this Registration Statement. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (1)(i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (6) The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 30th day of June, 1998.

                                                              CONSECO, INC.



                                                  By: /s/ Rollin M. Dick
                                                      --------------------------
                                                      Rollin M. Dick,
                                                        Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



      Signatures                                Title (Capacity)                         Date
      ----------                                ----------------                         ----


*                                              Chairman of the Board,                June 30, 1998
---------------------------------------------  President and Chief
Stephen C. Hilbert                             Executive Officer (Principal
                                               Executive Officer)

*                                              Executive Vice President,             June 30, 1998
---------------------------------------------  Chief Financial Officer and
Rollin M. Dick                                 Director (Principal Financial
                                               Officer)

*                                              Senior Vice President, Chief          June 30, 1998
---------------------------------------------  Accounting Officer and
James S. Adams                                 Treasurer (Principal
                                               Accounting Officer)

/s/ Lawrence M. Coss                           Director                              June 30, 1998
---------------------------------------------
Lawrence M. Coss


*                                              Director                              June 30, 1998
---------------------------------------------
Ngaire E. Cuneo









*                                              Director                              June 30, 1998
---------------------------------------------
David R. Decatur

*                                              Director                              June 30, 1998
---------------------------------------------
Donald F. Gongaware

*                                              Director                              June 30, 1998
---------------------------------------------
M. Phil Hathaway

*                                              Director                              June 30, 1998
---------------------------------------------
James D. Massey

*                                              Director                              June 30, 1998
---------------------------------------------
Dennis E. Murray, Sr.


*                                              Director                              June 30, 1998
---------------------------------------------
John M. Mutz

/s/ Robert S. Nickoloff                        Director                              June 30, 1998
---------------------------------------------
Robert S. Nickoloff






*By:  /s/ Karl W. Kindig
      -------------------------------
          Karl K. Kindig,
         Attorney-in-Fact




                                    EXHIBITS


Exhibit No.


         4(a) Amended and Restated Articles of Incorporation of Registrant were filed with the Commission as Exhibit 3.1 to Registrant's Annual Report on 10-K for the year ended December 31, 1997, and are incorporated herein by this reference.

         4(b) Amended and Restated Bylaws of Registrant were filed with the Commission as Exhibit 3.2 to Registrant's Annual Report on 10-K for the year ended December 31, 1997, and are incorporated herein by this reference.

         5(a) Opinion of John J. Sabl, General Counsel to Registrant, regarding the legality of the securities being registered was filed with the Commission as Exhibit 5 to Registrant's Registration Statement on Form S-4 dated May 27, 1998 (No. 333- 51123), and is incorporated herein by this reference.

         23(a)    Consent of Counsel [See Exhibit 5(a)].

         23(b) Consent of Coopers & Lybrand L.L.P., with respect to the financial statements of Registrant.

         24 Powers of Attorney of directors and officers of Registrant were filed with the Commission on page II-5 of the Registrant's original Registration Statement on Form S-4 dated April 27, 1998 (No. 333-51123), and are incorporated herein by this reference.